UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 7, 2024 (March 4, 2024)

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas	76262
(Address of Principal Executive Office)	(Zip Code)

(615) 549-6600
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value		NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below relating to the Amendment (as defined below) is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the previously-disclosed letter agreement, dated November 7, 2023, by and among Farmer Bros. Co. (the “Company”), JCP Investment Partnership, LP (collectively with JCP Investment Partners, LP, JCP Investment Holdings, LLC, JCP Investment Management, LLC and James C. Pappas, “JCP”), 22NW, LP, (collectively with 22NW Fund, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, "22NW") and Bryson O. Hirai-Hadley, on March 4, 2024, the board of directors (the “Board”) of the Company, following consultation with JCP and 22NW and upon the recommendation of Nominating and Corporate Governance Committee of the Board, voted unanimously to (i) appoint Terence “Terry” O’Brien as a director of the Company, effective immediately and (ii) to fix the size of the Board following the appointment of Mr. O’Brien at six directors. In connection therewith, on March 6, 2024, the Company, JCP, 22NW and Mr. Hirai-Hadley entered into an amendment to the letter agreement (the “Amendment”) waiving the requirement that Mr. O’Brien be elected as Chairman of the Board of the Company in connection with his appointment.

Mr. O’Brien is a seasoned executive with more than three decades of experience in executive leadership in the food manufacturing industry, including overseeing successful financial turnarounds. He currently serves as the Chief Executive Officer of Chef Holdings, the parent company to the leading U.S. food manufacturers CTI Foods, LLC and Liguria Foods, LLC. Prior to Chef Holdings, Mr. O’Brien was the CEO for CP Foods North America, where he led its financial and operational turnaround. He has also previously held senior leadership roles at Suiza Foods, Dean Foods and Frito-Lay, and during his tenure as CEO led the turnaround of Brachs Confections and Impact Confections. Mr. O’Brien has previously served on a number of food industry boards, including Bellisio Foods, CP Foods North America and American Italian Pasta Company (formerly NASDAQ: AIPC). He has also been the Chairman for the Tom Landry Fellowship of Christian Athletes Endowment Fund since 2012. Mr. O’Brien holds a Bachelor of Science degree in Mechanical Engineering from Clarkson University and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania.

Mr. O’Brien’s initial term as a director will expire at the Company’s annual meeting of stockholders for the fiscal year ending June 30, 2024. The Board expects to appoint Mr. O’Brien to one or more committees at a later date.

As a non-employee director of the Company, Mr. O’Brien will be entitled to the standard compensation payable to non-employee directors, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2023. The annual cash retainer and the restricted stock unit award to be received by Mr. O’Brien will be prorated in his first year of service. In addition, in connection with his appointment, Mr. O’Brien will enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed with the SEC on September 2, 2022.

After considering all the relevant facts and circumstances, the Board determined that Mr. O’Brien qualifies as an independent director under the applicable listing standards of The Nasdaq Stock Market LLC. Mr. O’Brien does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

The press release announcing the appointment of Mr. O’Brien to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company on March 7, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2024

FARMER BROS. CO.

	By:	/s/ Jared Vitemb
Name:	Jared Vitemb
Title:	VP, General Counsel, Secretary and Chief Compliance Officer